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                                                                    EXHIBIT 5(h)

                                  ARMADA FUNDS

                          PENNSYLVANIA TAX EXEMPT FUND
                           PENNSYLVANIA MUNICIPAL FUND

                           WEISS, PECK & GREER, L.L.C.

                             SUB-ADVISORY AGREEMENT

         AGREEMENT made as of September 9, 1996 between NATIONAL CITY BANK (the "Adviser"), and WEISS, PECK & GREER, L.L.C. (the "Sub-Adviser").

         WHEREAS, ARMADA FUNDS, a Massachusetts business trust (the "Trust"), is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, pursuant to an Advisory Agreement of even date herewith (the "Advisory Agreement") by and between the Trust and the Adviser, the Trust has appointed the Adviser to furnish investment advisory and other services to the Trust for its Pennsylvania Tax Exempt, Intermediate Government, GNMA, and Pennsylvania Municipal Funds and the Adviser has agreed thereto; and

         WHEREAS, the Advisory Agreement authorizes the Adviser to subcontract investment advisory services with respect to the Funds to the Sub-Adviser; and

         WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment advisory services to the Trust with respect to the Pennsylvania Tax Exempt and Pennsylvania Municipal Funds, and the Sub-Adviser is willing to so furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1.       APPOINTMENT AND DELIVERY OF DOCUMENTS.
                  --------------------------------------

                  (a) Intending to be legally bound, the Adviser, with the approval of the Trust, hereby appoints the Sub-Adviser to act as investment adviser to the Trust's Pennsylvania Tax Exempt and Pennsylvania Municipal Funds (the "Funds") for the period and on the terms set forth in this Agreement. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.



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                  (b)      The Sub-Adviser acknowledges that it has received
                           copies of the Trust's most recent prospectuses and statements of additional information with respect to the Funds. The Trust will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

         2. SERVICES OF SUB-ADVISER. The Sub-Adviser agrees that with respect to each Fund it shall:

                  (a) Subject to the supervision of the Trust's Board of Trustees, assist the Adviser in providing a continuous investment program for each such Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in such Funds. The Sub-Adviser will assist the Adviser in determining from time to time what securities and other investments will be purchased, retained or sold by such Funds. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with each such Fund's investment objective, policies, and restrictions as stated in the Trust's respective Prospectuses and Statements of Additional Information for the Funds and resolutions of the Trust's Board of Trustees.

                  (b) Maintain historical tax lots for each portfolio security held by such Funds;

                  (c) Transmit trades to the Trust's custodian for proper settlement;

                  (d) Prepare a quarterly broker security transaction summary and monthly security transaction listing for each such Fund.

                  (e) Maintain all books and records with respect to each such Fund's securities transactions effected by it; and

                  (f) Supply the Trust and its Board of Trustees with reports and statistical data as reasonably requested.

         3.       OTHER COVENANTS.  The Sub-Adviser agrees that it:

                  (a) will comply with all applicable Rules and Regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

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                  (b)      will use the same skill and care in providing such
                           services as it uses in providing services to similar fiduciary accounts for which it has investment responsibilities;

                  (c) will not make loans to any person to purchase or carry shares in the Funds or make interest-bearing loans to the Trust or the Funds;

                  (d) will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of any affiliated person of the Adviser. In making investment recommendations for the Funds, the Sub-Adviser's personnel will not inquire or take into consideration whether the issuers (or related supporting institutions) of securities proposed for purchase or sale for such Fund's account are customers of the commercial department of any affiliated person of the Adviser;

                  (e) will place orders pursuant to its investment determinations for each Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell fund securities from and to brokers and dealers who provide the Trust with research advice or other services. In no instance, however, will securities be purchased from or sold to the Adviser, any Sub-Adviser, the Trust's principal underwriter or any affiliated person of either the Trust, the Adviser, any Sub-Adviser, or the principal underwriter, unless permitted by an order of the Securities and Exchange Commission or applicable rules; and

                  (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Sub-Adviser may be exposed to civil or

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                           criminal intent proceedings for failure to comply,
                           when requested to divulge such information by duly constituted authorities or when so requested by the Trust).

         4. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Adviser acknowledges that the Sub-Adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given, or the time or nature of action taken, with respect to the Funds.

         5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's written request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         6. EXPENSES. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction costs, if any) purchased or sold for any Fund.

         7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the rate of .05% of the average daily net assets of the Pennsylvania Tax Exempt and .18% of the average daily net assets of the Pennsylvania Municipal Fund, minus such amount, if any, that the Adviser has reimbursed the Trust in the event the aggregate expenses of a Fund exceed the expense limitations of any state having jurisdiction over the Fund.

         8. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of

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         the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         9. DURATION AND TERMINATION. This Agreement will become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect until September 30, 1997. Thereafter, if not terminated, this Agreement shall automatically continue in effect as to a particular Fund for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Adviser or by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) on sixty days' written notice to the Sub-Adviser, or by the Sub-Adviser, on sixty days' written notice to the Trust, provided that in each such case, notice shall be given simultaneously to the Adviser. In addition, notwithstanding anything herein to the contrary, in the event of the termination of the Advisory Agreement with respect to a particular Fund for any reason (whether by the Trust, by the Adviser or by operation of law) this Agreement shall terminate with respect to the same Fund upon the effective date of such termination of the Advisory Agreement. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

         10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective as to a particular Fund until approved by vote of a majority of the outstanding voting securities of such Fund.

         11. MISCELLANEOUS. The Sub-Adviser expressly agrees that notwithstanding the termination of or failure to continue this Agreement with respect to a particular Fund, Sub-Adviser shall continue to be legally bound to provide the

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         services required herein for the other Funds for the period and on the terms set forth in this Agreement.

                  The captions in the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

         12. NAMES. The names "ARMADA FUNDS" and "Trustees of ARMADA FUNDS" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Declaration of Trust dated January 28, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "ARMADA FUNDS" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                    WEISS, PECK & GREER, L.L.C.

                             BY:    /s/ Richard Pollack
                                    -------------------------------
                             TITLE: General Counsel & Principal
                                    -------------------------------

                                    NATIONAL CITY BANK

                             BY:    /s/ Joseph C. Penko
                                    -------------------------------
                             TITLE: Vice President
                                    -------------------------------

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